                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): January 16, 2001

                           IMS HEALTH INCORPORATED
                           ------------------------
            (Exact name of registrant as specified in its charter)



  Delaware                        001-14049                   06-1506026
------------                -----------------------       -------------------
(State of                  (Commission File Number)         (IRS Employer
incorporation)                                            Identification No.)


200 Nyala Farms
Westport, CT                                                     06880
------------------------------------                        -------------
(Address of principal executive offices)                      (Zip Code)

                                 (203) 222-4200
                         ------------------------------
                         (Registrant's telephone number,
                              including area code)



                                      N/A
         ------------------------------------------------------------
        (Former name or former address, if changed since last report)


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Items 1-4.  Not Applicable.

Item 5.  OTHER EVENTS.

On January 16, 2001, IMS Health Incorporated (the "Company") announced that Robert E. Weissman, Vice Chairman and Chairman of the Executive Committee of the Board of Directors, and Victoria R. Fash, Vice Chairman, have resigned their positions as members of the Board of Directors of the Company, and their positions as Vice Chairmen, effective at 11:59 p.m. on January 15, 2001. The Company currently expects to record in the fourth quarter of 2000 a charge estimated to be approximately $28 - $32 million related to changes in management. Of this charge, approximately $25 million relates to the departures of Ms. Fash and Mr. Weissman arising principally from the acceleration of previously existing benefits.

Item 6.  Not Applicable.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Financial Statements.

  None

(b) Pro Forma Financial Information.

  None

(c) Exhibits.

  None

Item 8-9.  Not Applicable.



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                                    SIGNATURE



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    IMS HEALTH INCORPORATED



                                    By: /s/ Robert H. Steinfeld
                                        -----------------------------
                                        Name: Robert H. Steinfeld
                                        Title: Senior Vice President,
                                               General Counsel and
                                               Secretary



Date:  January 16, 2001